SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   Form 8-K/A

                                 Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2002


                           Netsmart Technologies, Inc.
             (Exact name of Registrant as Specified in its Charter)

         Delaware                     0-21177                  13-3680154
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation               File No.)             Identification No.)



                       146 Nassau Avenue, Islip, NY 11751
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (631) 968-2000


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Item 4.  Changes in Registrant's Certifying Accountants

        On May 7, 2002, the audit committee of the board of directors recommended, and the board of directors approved the mutually agreed upon severing of the independent auditor - client relationship between Richard A. Eisner & Company, LLP and the Registrant, and the selection of Marcum & Kliegman, LLP to serve as the Registrant's independent public accountant for the year ending December 31, 2002. The selection of Marcum & Kliegman, LLP will be presented to stockholders for their approval at the next meeting of stockholders. In the event stockholder approval of the selection of such firm is not obtained, the selection of the independent auditors will be reconsidered by the audit committee and the board of directors.

        At no time since its engagement has Marcum & Kliegman, LLP had any direct or indirect financial interest in or any connection with the Registrant or any of its subsidiaries other than as independent accountant.

        The Company's financial statements for the years ended December 31, 2001 and 2000 were audited by Richard A. Eisner & Company, LLP, whose report on such financial statements did not include any qualification, disclaimer, modification or explanatory paragraph. There were no disagreements with Richard A. Eisner & Company, LLP during the years ended December 31, 2001 or 2000 or during the period subsequent to December 31, 2001 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 7.  Financial Statements and Exhibits.

        (c)    Exhibits.

               16.1   Letter from Richard A. Eisner & Company, LLP


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETSMART TECHNOLOGIES, INC.

                                        s/ James L. Conway
                                        ----------------------------
Date: June 17, 2002                     James L. Conway, Chief Executive Officer